As filed with the Securities and Exchange Commission on September 10, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FREEDOM FINANCIAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation)	56-2560951 (I.R.S. Employer Identification No.)

6615 Brotherhood Way, Suite A Fort Wayne, Indiana (Address of principle executive offices)	46825 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:   Registration No. 333-140530

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $.001	Over-The-Counter-Bulletin-Board
(Title of Each Class to be So Registered)	(Name of Each Exchange on Which Each
Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable
(Title of Class)

TABLE OF CONTENTS

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

ITEM 2. EXHIBITS.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Freedom Financial Holdings, Inc. (the “Registrant”), contained in the Registrant’s Registration Statement on Form SB-2, initially filed with the United States Securities and Exchange Commission on February 8, 2007, and as subsequently amended (File No. 333-140538) (the “Registration Statement”), is incorporated by reference into this Registration Statement. See the section of the Registration Statement titled, “Description of Securities.”

Item 2. Exhibits.

Description	Exhibit No.
Soliciting Dealer Agreement	1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.
with and into Northern Business Acquisition Corp. under the name of
Titan Holdings, Inc.	2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)	2.2
Exhibits to Exchange Agreement
FFMC Shares to Shares	2.2(a)
Escrow Agreement (Freedom Financial acquisition of FFMC)	2.2(b)
Legal Opinion re Exchange Agreement 05/22/2006	2.2(c)
Sinn Employment Agreement	2.2(d)
Hunt Employment Agreement	2.2(e)
Sinn Non-Competition Agreement	2.2(f)
Hunt Non-Competition Agreement	2.2(g)
Termination Agreement	2.2(h)
Lock Up Agreement	2.2(i)
Opinion of Buyer’s Counsel	2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation	3.1(a)

Northern Business Acquisition Corp. Bylaws	3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred
Shares filed 03/30/2006	3.2

Articles of Amendment Titan Holdings, name change to Freedom
Financial, filed 04/24/2006	3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class
C Preferred Shares filed 10/02/06	3.4

Articles of Amendment Freedom Financial, changing share price
to $2 for Class B and C filed 12.28.06	3.5

Titan Holdings Articles of Incorporation filed 08/15/2005	3.6(a)

Titan Holdings, Inc. Bylaws	3.6(b)

Opinion of Weintraub Law Group PC	5.1

Employment Agreement - Brian Kistler dated 8/1/06	10.1

Employment Agreement - Sinn	10.2

Non-Compete Agreement - Sinn	10.3

Employment Agreement - Hunt	10.4

Non-Compete Agreement - Hunt	10.5

Employment Agreement - Fields	10.6

Lock-Up Agreement - Hunt	10.7

Lock-Up Agreement - Sinn	10.8

Registration Rights Agreement - Class A - Form	10.9

Series A Warrant Agreement - Form	10.10

Series B Warrant Agreement - Form	10.11

Convertible Note - Titan Holdings and Brian Kistler dated 8/1/05	10.12

Novation Agreement	10.13

Subscription Agreement - Class B - Brian Kistler (September)	10.14

Registration Rights - Class B - Kistler (September)	10.15

Amended and Restated Subscription Agreement (December)	10.16

Registration Rights -Class B Note -Kistler (December)	10.17

Restricted Stock Agreement	10.18

Registration Rights Agreement - Class B Services- Kistler (September)	10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06	10.20

Registration Rights Agreement - Class B Services dated 12/31/06	10.21

Official Offer to Purchase Real Estate 8.9.06	10.22

Amended and Restated Offer to Purchase Real Estate 092506	10.23

Second Amended and Restated Offer to Purchase Real Estate
1/09/2007	10.24

Registration Rights Agreement Building Purchase Class C - Carteaux
(September)	10.25

Registration Rights Agreement Building Purchase Class C - Lipp
(September)	10.26

Warrant Agreement - Building Purchase - Lipp (September)	10.27

Warrant Agreement - Building Purchase - Carteaux (September)	10.28

Registration Rights Agreement Building Purchase - Class C - Lipp
(January)	10.29

Registration Rights Agreement Building Purchase - Class C - Carteaux
(January)	10.30

Warrant Agreement - Building Purchase - Lipp 1.9.07	10.31

Warrant Agreement - Building Purchase - Carteaux 1.9.07	10.32

Official Offer for Personal Guarantee - Carteaux	10.33

Amended and Restated Personal Guarantee dated 092206	10.34

Warrant Agreement - Personal Guarantee - Carteaux	10.35

Registration Rights Agreement Personal Guarantee - Carteaux	10.36

Consulting Agreement - Action Mentoring Program	10.37

Addendum to Action Consulting Agreement	10.38

Consulting Agreement - Medallion Consultants	10.39

Friedland Capital Advisory Agreement with Titan	10.40

Amendment to Friedland Capital Advisory Agreement	10.41

Friedland Corporate Investor Services Agreement with NBAC	10.42

Commercial Lease Agreement (Georgia office)	10.43

Office Lease Stone Pointe Suite 100 (Ft. Wayne)	10.44

Office Lease Stone Pointe Suite 200 (Ft. Wayne)	10.45

Florida Lease	10.46

2006 Incentive Stock Plan	10.47

Form - Lock Up Agreement	10.48

Form -Amended Lock Up Agreement (Merger Shares)	10.49

Underwriter Warrant	10.50

Registration Rights Agreement - Class B Note - Kistler (February)	10.51

Tower Bank Line of Credit	10.52

Tower Bank Building Purchase Note	10.53

Form - Amended Lock-Up Agreement Selling Security Holders - Price	10.54

Escrow Agreement Tower Trust Company - Proceeds	10.55

Escrow Agreement - Shares	10.56

Master Treasury Management Services Agreement	10.57
Exhibits to Master Agreement
Software Addendum	10.57(a)
Product Guide	10.57(b)
Schedule A	10.57(c)

Amended Line of Credit Agreement - Carteaux	10.58

Second Amendment to Friedland Capital Agreement	10.59

Shareholder Agreement Re: Surrender of Shares	10.60

Subsidiaries of the Small Business Issuer	21.1

Consent of Certified Independent Public Accountant Re Freedom
Financial Holdings, Inc.	23.1

Consent of Certified Independent Public Accountant Re Freedom
Financial Mortgage Corporation.	23.2

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)	23.3

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL HOLDINGS, INC.
Date: 9/7/07	By:	/s/ Brian Kistler
Brian Kistler,
Principal Executive Officer